Exhibit 99.3

SEISMIC LEADERSHIP DAWSON GEOPHYSICAL AND TGC INDUSTRIES ENTER INTO DEFINITIVE MERGER AGREEMENT - MARCH 21, 2011 - NASDAQ: DWSN NASDAQ: TGE

In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, Dawson Geophysical Company and TGC Industries, Inc. caution that statements in this slide presentation which are forward-looking and which provide other than historical information involve risks and uncertainties that may materially affect Dawson’s or TGC’s actual results of operations. These risks include but are not limited to the volatility of oil and natural gas prices, dependence upon energy industry spending, disruptions in the global economy, industry competition, delays, reductions or cancellations of service contracts, high fixed costs of operations, external factors affecting Dawson’s or TGC’s crews such as weather interruptions and inability to obtain land access rights of way, whether either company enters into turnkey or term contracts, crew productivity, limited number of customers, credit risk related to Dawson’s or TGC’s customers, the availability of capital resources and operational disruptions. A discussion of these and other factors, including risks and uncertainties with respect to Dawson is set forth in Dawson’s Form 10-K for the fiscal year ended September 30, 2010, and with respect to TGC, is set forth in TGC’s Form 10-K for the fiscal year ended December 31, 2010. Dawson and TGC disclaim any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise. NASDAQ: DWSN NASDAQ: TGE 2

Important Information For Investors And Shareholders This presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The transactions contemplated by the merger agreement, including the proposed merger and the proposed issuance of Dawson common stock in the merger, will, as applicable, be submitted to the shareholders of Dawson and TGC for their consideration. Dawson will file with the Securities and Exchange Commission (SEC) a registration statement on Form S-4 that will include a joint proxy statement of Dawson and TGC that also constitutes a prospectus of Dawson. Dawson and TGC will mail the joint proxy statement/prospectus to their respective shareholders. Dawson and TGC also plan to file other documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS OF DAWSON AND TGC ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and shareholders will be able to obtain free copies of the joint proxy statement/prospectus and other documents containing important information about Dawson and TGC, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Dawson and TGC make available free of charge at www.dawson3d.com and www.tgcseismic.com, respectively (in the "Investor Relations" section), copies of materials they file with, or furnish to, the SEC, or investors and shareholders may contact Dawson at (432) 684-3000 or TGC at (972) 881-1099, c/o Dennard Rupp Gray & Lascar, LLC, at (713) 529-6600 to receive copies of documents that each company files with or furnishes to the SEC. Participants in the Merger Solicitation Dawson, TGC, and certain of their respective directors and officers may be deemed to be participants in the solicitation of proxies from the shareholders of Dawson and TGC in connection with the proposed transactions. Information about the directors and officers of Dawson is set forth in its proxy statement for its 2011 annual meeting of shareholders, which was filed with the SEC on December 7, 2010. Information about the directors and officers of TGC is set forth in its proxy statement for its 2010 annual meeting of shareholders, which was filed with the SEC on April 23, 2010. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. NASDAQ: DWSN NASDAQ: TGE 3

Retain Dawson name and Dawson trading symbol Continue TGC's subsidiaries Tidelands and Eagle Canada as operating entities under Dawson Stock for Stock transaction Approximate transaction value of $157 million as of the close of trading on March 18, 2011 0.188 share of DWSN stock for each TGC share Current TGC shareholders will own approximately 32% and Dawson shareholders will own approximately 68% of the combined company Transaction subject to shareholder approvals, normal closing conditions and regulatory approval TGC to designate two Board members Wayne Whitener – current TGC President, CEO and Director Dr. Allen McInnes – current TGC Director NASDAQ: DWSN NASDAQ: TGE 4

 Industry respected management team Experienced personnel Efficient operator in United States & Canada Established client base Highly compatible equipment base 13 Data acquisition crews: 7 U.S. / 6 Canada 69 Energy source units ARAM ARIES and OYO GSR recording systems 70,000+ recording channels Significant investment in new equipment ($77 million in last 5 years) NASDAQ: DWSN NASDAQ: TGE 5

 Strong Cultural and Operational Similarities Expanded Geographic Diversification Expansion into Canadian Market Client Benefits Higher resolution images with expanded channel count Increased access to seismic services in a timely manner with increased crew count Ability to service seismic projects across a wider range of sizes and regions NASDAQ: DWSN NASDAQ: TGE 6

 Combined Order Book Strength Increased Capacity Channel count in excess of 200,000 Vibrator energy source units in excess of 200 Addition of dynamite energy source capability Expanded support functions with survey and maintenance 4,000 OYO GSR four-channel units with 3C geophones 18,500 single channel OYO GSR units More Diversified Client Mix Super Majors Large, mid and small independents Providers of multi-client data libraries NASDAQ: DWSN NASDAQ: TGE 7

NASDAQ: DWSN NASDAQ: TGE 8 Full-service provider of data acquisition and data processing services Increased geographic diversity of projects Continued strong balance sheet to provide increased operational strength, flexibility, and continued ability to invest in new equipment Expertise in both oil and natural gas seismic solutions 59 years of history and experience along with a strong balance sheet enable Dawson Geophysical to navigate the cyclical nature of the oil and natural gas industry

 Combination expands growth opportunities Combined order book capable of sustaining 21 crews in the U.S. well into calendar 2011 Increased scalability to meet client needs Capacity to deploy idle Canadian equipment to U.S. operations during the Canadian thaw Potential cost savings and revenue generation through enhanced operational logistics Further capabilities and geographic coverage to all major natural gas shale regions Increased activity in oil rich liquids driven shale projects NASDAQ: DWSN NASDAQ: TGE 9

 Stronger Together Experienced management with highly skilled employees Established and diversified client base Broader geographic diversification Increased capacity in an expanding market Operating in every major basin in the U.S. and Canada Strong balance sheet NASDAQ: DWSN NASDAQ: TGE 10

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